Exhibit 10.21

AGREEMENT OF LIMITED PARTNERSHIP
OF
UDR LIGHTHOUSE DOWNREIT L.P.
Dated as of October 5, 2015

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TABLE OF CONTENTS
(Continued)

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TABLE OF CONTENTS
(Continued)

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AGREEMENT OF LIMITED PARTNERSHIP
OF
UDR LIGHTHOUSE DOWNREIT L.P.
Dated as of October 5, 2015
THIS AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) is made as of this 5th day of October, 2015, between UDR, Inc., a Maryland corporation, as the general partner and a limited partner, United Dominion Realty, L.P., a Delaware limited partnership, as a limited partner, UDR Texas Properties LLC, a Delaware limited liability company, as a limited partner, and the other limited partners from time to time party hereto.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

1.01     Defined Terms. The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.
“Additional Funds” is defined in Section 4.03.
“Additional Limited Partner” means a Person admitted to this Partnership as a Limited Partner pursuant to Section 4.02.
“Affiliate” means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.
“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The name and address of each Partner, number of Partnership Units issued to such Partner, and the Agreed Value of such Partner’s non-cash Capital Contributions as of the date of contribution thereof is set forth on Exhibit A.
“Agreement” means this Agreement of Limited Partnership, as amended from time to time.
“Aggregate Unpaid Dividend Equivalent Amount” means, with respect to any Partner, an amount determined as of any date equal to the cumulative amount of any shortfall in paying the full Dividend Equivalent Amount to such Partner pursuant to Section 5.02(a)(iii) or Section 5.02(a)(iv) during any period prior to the Current Period beginning on the date on which Partnership Units are issued to Outside Partners under the Contribution Agreement.
“Available Cash” means, for any period, the excess, if any, of (i) the cash receipts of the Partnership or any of its Subsidiaries (other than Capital Receipts), including amounts withdrawn from reserves, over (ii) the disbursements of cash by the Partnership and its Subsidiaries (other than distributions to Partners and amounts paid with Capital Receipts), including amounts deposited in reserves. Available Cash for any period shall be determined by the General Partner in its reasonable discretion.
“Capital Account” is defined in Section 4.04.
“Capital Contribution” means the total amount of capital contributed to the Partnership by each Partner. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner. The paid‑in Capital Contribution shall mean the cash amount or the Agreed Value of other assets actually contributed by each Partner to the capital of the Partnership.
“Capital Receipts” means cash receipts of the Partnership or any of its Subsidiaries from the sale, exchange or other disposition of any assets of the Partnership or any Subsidiary thereof, including the issuance of any equity interest by the Partnership or any Subsidiary thereof, or from the incurrence of any Indebtedness by the Partnership or any Subsidiary thereof.
“Cash Amount” means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption; provided that, if, during the Restricted Period, the General Partner is not entitled to satisfy the exercise of the Redemption Right by delivery of REIT Shares pursuant to Section 8.06, the Cash Amount will equal (i) if there ceased to be Publicly Traded REIT Shares as a result of a Transaction in which the holders of the Common Stock received cash and other property, the sum of the highest amount of cash and the fair market value of other property (determined in good faith by the General Partner) received by the holder of one REIT Share in such Transaction, but only if the Specified Redemption Date with respect to such Partnership Unit is a date that occurs within six (6) months following the date on which the Transaction has been consummated; or (ii) in all other circumstances, the Value of one Partnership Unit.
“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-or-attorney granted to the General Partner in Section 8.02) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.
“Charter” means the Articles of Incorporation of the Company, as amended from time to time.
“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.
“Commission” means the Securities and Exchange Commission.
“Company” means UDR, Inc., a Maryland corporation.

“Contribution Agreement” means the Contribution Agreement dated as of June 22, 2015, by and among the United Dominion Realty, L.P., the Company, Home Properties, L.P., and LSREF4 Lighthouse Acquisitions, LLC.
“Conversion Factor” means 1.0, as adjusted pursuant to Section 8.05(f).
“Current Period” means as of any date the calendar quarter ended most recently prior to such date.
“Current Profit” is defined in Section 5.01(h).
“Dividend Equivalent” for any calendar quarter as to any Partner means the amount of distributions such Partner would have received for the quarter from REIT Shares if such Partner owned the number of REIT Shares equal to the product to such Partner’s Partnership Units and the Conversion Factor for the Partnership Record Date pertaining to such quarter; provided, however, that for purposes of determining any Partner’s Dividend Equivalent for any period for which the General Partner Entity pays a dividend with respect to REIT Shares in which holders of REIT Shares have an option to elect to receive such dividend in cash or additional REIT Shares (other than pursuant to a dividend reinvestment program), the amount of distributions such Partner shall be deemed to have received with respect to such dividend (if such Partner owned the specified number of REIT Shares) shall be equal to the product of (i) the specified number of REIT Shares deemed to be owned by such Partner, and (ii) the quotient obtained by dividing (a) the aggregate amount of cash paid by the General Partner Entity in such dividend to all holders of REIT Shares, by (b) the aggregate number of REIT Shares outstanding as of the close of business on the record date for such dividend, and the Conversion Factor shall be adjusted in connection with such dividend in the manner provided in Section 8.05(f).
“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
“Family Member” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers, sisters and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.
“GAAP” means generally accepted accounting principles in the United States of America that are applicable to the circumstances as of the date of determination.

“General Partner” means the Company and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner. At any time at which the Partnership has two or more General Partners, all such General Partners shall designate one of such General Partners as managing General Partner and may from time to time designate a successor managing General Partner and, unless the context otherwise requires, references to the General Partner shall mean the General Partner at the time so designated as managing General Partner.
“General Partner Entity” means the General Partner; provided that if (i) the common shares (or other comparable equity interests) of the General Partner are at any time not Publicly Traded and (ii) the common shares (or other comparable equity interests) of an entity that owns, directly or indirectly, fifty percent (50%) or more of the common shares (or other comparable equity interests) of the General Partner are Publicly Traded, the term “General Partner Entity” shall refer to such entity whose common shares of beneficial interest (or other comparable equity securities) are Publicly Traded. If both requirements set forth in clauses (i) and (ii) above are not satisfied, then the term “General Partner Entity” shall mean the General Partner.
“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest.
“Gross Asset Value” means, as of any date of determination, the aggregate value that would be ascribed to all of the assets of the Partnership and its Subsidiaries (assuming that such assets were treated as assets of the Company and its consolidated subsidiaries) determined by the General Partner from time to time in its good faith discretion using principles and methodology comparable to those used by it in connection with its valuation of the assets of the Company and its subsidiaries.
“Indebtedness” means, as to any Person as of any date of determination, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business); (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) lease obligations of such Person that are required to be capitalized and reported as a liability under GAAP; (d) all Indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy, and other similar exceptions to non-recourse liability); and (e) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of such Person’s status as the General Partner or a director, officer or employee of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.
“Limited Partner” means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
“Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.
“Limited Transferee” shall mean, (i) in the case of a Limited Partner which is a partnership, limited liability company, joint venture, corporation or other business entity, its partners, owners, shareholders or affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or shareholders or affiliates thereof or (ii) a charitable organization.
“Minimum Limited Partnership Interest” means the lesser of (i) 1% or (ii) if the total Capital Contributions to the Partnership exceed $50 million, 1% divided by the ratio of the total Capital Contributions to the Partnership to $50 million; provided, however, that the Minimum Limited Partnership Interest shall not be less than 0.2% at any time.
“Net Asset Value Ratio” means, as of any date of determination, an amount equal to (i)(A)the Gross Asset Value of the Partnership and its Subsidiaries as of such date minus (B) the sum of (I) the aggregate principal balance of all outstanding Indebtedness of the Partnership and its Subsidiaries as of such date, plus (II) the aggregate liquidation preference of all Partnership Interests issued by the Partnership that have a preference over the Partnership Units issued to the Outside Partners under the Contribution Agreement, plus (III) the aggregate liquidation preference of all equity interests issued by any Subsidiary of the Partnership that have a preference over the interests in such Subsidiary held by the Partnership (directly or indirectly), divided by (ii)(A) if the Redemption Right at such time could be satisfied by delivery of REIT Shares, the aggregate Value, as of such date, of the number of REIT Shares for which all outstanding Partnership Units held by Limited Partners, excluding any Partnership Units held by a Limited Partner that is a UDR Partner, could then be redeemed, or (B) if the Redemption Right at such time could not be satisfied by delivery of REIT Shares, the aggregate Value of all outstanding Partnership Units held by Limited Partners, excluding any Partnership Units held by a Limited Partner that is a UDR Partner.
“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

“NYSE” means the New York Stock Exchange and includes any other national securities exchange on which the REIT Shares are listed at the determination date.
“Offer” is defined in Section 7.01(c).
“Outside Partner” means any Partner other than a UDR Partner.
“Partner” means any General Partner or Limited Partner.
“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).
“Partnership” means UDR Lighthouse DownREIT L.P., a Delaware limited partnership.
“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(l).
“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02, which record date shall be the same as the REIT Record Date.
“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended from time to time.
“Percentage Interest” means at any time the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units outstanding at such time. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as may be amended from time to time.
“Percentage Interest Adjustment Date” means the effective date of an adjustment of the Partners’ Percentage Interests pursuant to Section 4.05.
“Person” means any individual, partnership, corporation, joint venture, trust or other entity.

“Property” means any apartment property or other investment in which the Partnership holds an ownership interest.
“Publicly Traded” means listed or admitted to trading on the NYSE, the NASDAQ Stock Market, any nationally or internationally recognized stock exchange or any successor to any of the foregoing.
“Redeeming Partner” is defined in Section 8.05(a).
“Redemption Right” is defined in Section 8.05(a).
“Regulations” means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.
“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.
“REIT Expenses” means (i) costs and expenses relating to the continuity of existence of the Company and its Subsidiaries (all such entities shall, for purposes of this section, be included within the definition of Company), including, without limitation, taxes, fees and assessments associated therewith and any costs, expenses or fees payable to any director, officer or employee of the Company (including, without limitation, any costs of indemnification), (ii) costs and expenses relating to any offer or registration of REIT Shares or other securities by the Company and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offer of securities and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses incurred in connection with the repurchase of any securities by the Company, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Company under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Company, (vii) costs and expenses incurred by the Company relating to any issuance or redemption of Partnership Interests, and (viii) all other operating or administrative costs incurred by the Company in connection with the ordinary course of the Company’s or the Partnership’s business (including the business of any Subsidiary thereof).
“REIT Record Date” means the record date established by the General Partner for a distribution to the holders of the REIT Shares.
“REIT Share” means (i) for so long as the Company’s common stock is Publicly Traded, a share of common stock of the Company, $.01 par value per share; and (ii) if the Company engages in a Transaction and its common stock ceases to be publicly traded but another real estate investment trust whose common stock is Publicly Traded becomes a General Partner Entity, a share of the common stock of such real estate investment trust.
“REIT Shares Amount” shall mean a whole number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date plus cash in lieu of any fractional REIT Shares based on the Value of a REIT Share as of the date of receipt by the General Partner of a Notice of Redemption; provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.
“Residual Loss” is defined in Section 5.01(h).
“Residual Profit” is defined in Section 5.01(h).
“Restricted Period” shall mean the period commencing on the date Partnership Units are issued to Outside Partners under the Contribution Agreement and ending on the date which is six (6) months after the earlier to occur of (i) the tenth anniversary thereof or (ii) the date on which the “Restricted Period” (as such term is defined in the Tax Protection Agreement referenced in the Contribution Agreement, in each case as amended from time to time) terminates as to all “CIPs” as defined in such Tax Protection Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Service” means the Internal Revenue Service.
“Specified Redemption Date” means (i) with respect to Partnership Units to be redeemed for a Cash Amount, the first Business Day of the month that is at least 20 business days after the receipt by the General Partner of the Notice of Redemption, as the same may be extended pursuant to Section 8.05(d) and (ii) with respect to Partnership Units to be redeemed for a REIT Shares Amount, the fifth Business Day following the date of the General Partner’s notice of its election to purchase such Partnership Units pursuant to Section 8.05(b).
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities (including general partners’ interests) or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03.
“Transaction” is defined in Section 7.01(c).
“Transfer” is defined in Section 9.02(a).

“UDR Partner” means the Company and any Partner that is an Affiliate of the Company.
“Unit Purchasing UDR Partner” means any UDR Partner that has acquired Partnership Units through the purchase thereof from a Partner that is not a UDR Partner, to the extent of such Partnership Units held by it.
“Value” means, with respect to any security, the average of the daily market price of such security for the twenty (20) consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if such security is listed or admitted to trading on any securities exchange or The Nasdaq National Market, the closing price, regular way, on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such security is not listed or admitted to trading on any securities exchange or The Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a recognized quotation source designated by the Company, or (iii) if such security is not listed or admitted to trading on any securities exchange or The Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a recognized quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than twenty (20) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the twenty (20) days prior to the date in question or if the security consists of Partnership Units during any period in which the REIT Shares are not Publicly Traded, the value of such security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that any security includes any additional rights the value of which is not included within such price, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, and included in determining the “Value” of such security.
ARTICLE II

PARTNERSHIP FORMATION AND IDENTIFICATION
2.01    Formation. The Partnership was formed by filing a Certificate of Limited Partnership with the Delaware Secretary of State on June 26, 2015.

2.02    Name, Office and Registered Agent. The name of the Partnership shall be UDR Lighthouse DownREIT L.P. The specified office and place of business of the Partnership shall be 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

2.03    Partners.

(a)The General Partner of the Partnership is the Company. Its principal place of business shall be the same as that of the Partnership.

(b)The Limited Partners shall be those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.

2.04    Term and Dissolution.

(a)The term of the Partnership shall continue in full force and effect until the Partnership is dissolved as provided by law or upon the first to occur of any of the following events:

(i)The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death or withdrawal of a General Partner unless the Partnership is continued pursuant to Section 2.04(c); provided, that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii)The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives one or more obligations as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as all of such obligations are paid or satisfied in full);

(iii)The redemption of all Limited Partnership Interests (other than any of such interests held by the Company or any Subsidiary thereof); or

(iv)The election by the General Partner that the Partnership should be dissolved, which election shall not be made prior to the expiration of the Restricted Period.

(b)Upon dissolution of the Partnership (unless the Partnership is continued pursuant to Section 2.04(c)) the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

(c)Notwithstanding Section 2.04(a)(i), upon the occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death or withdrawal of a General Partner, the Limited Partners, within 90 days after such occurrence, may elect to continue the Partnership for the balance of the term specified in Section 2.04(a) by selecting, subject to Section 7.02 and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

(d)The General Partner shall provide written notice to the Limited Partners of an anticipated liquidation and dissolution of the Partnership at least thirty (30) days prior to the anticipated time at which such liquidation and dissolution will occur, with the understanding that the Limited Partners shall have the opportunity to exercise their rights of Redemption pursuant to Section 8.05 prior to such liquidation and dissolution, subject to the restrictions on redemption set forth herein (other than Sections 8.05(c), (d), and (e)) and with the Specified Redemption Date to be not later than the date on which the first liquidating distribution would be made by the Partnership, notwithstanding any other provision of this Agreement. Such notice shall include a notification to the effect that a Limited Partner may receive an amount on the liquidation and dissolution that is different, perhaps by a material amount, from the amount that it would receive upon the Redemption of its Units pursuant to Section 8.05.

2.05    Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.06    Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear the following legend:

This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Agreement of Limited Partnership of UDR Lighthouse DownREIT L.P., as amended from time to time.
ARTICLE III
BUSINESS OF THE PARTNERSHIP

3.01    Business of the Partnership. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to qualify as a

REIT, unless the Company otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the Company’s current status as a REIT and the avoidance of income and excise taxes on the Company inures to the benefit of all the Partners and not solely to the Company. Notwithstanding the foregoing, the Limited Partners acknowledge that the Company may terminate its status as a REIT under the Code at any time to the full extent permitted by the Charter. Subject to Article XI hereof, the General Partner shall also be empowered (but shall not be required), at its sole option and election, to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01    Capital Contributions. The General Partner and the Limited Partners have contributed to the capital of the Partnership cash or property in an amount or having an Agreed Value set forth opposite their names on Exhibit A, as amended from time to time.

4.02    Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The Partners, with the consent of the General Partner, which consent may be withheld in its sole and absolute discretion, may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

(a)Issuances of Additional Partnership Interests. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value (as determined in good faith by the General Partner) to any Person other than the General Partner or an Affiliate of the General Partner, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Company and the Partnership. Upon each issuance of Partnership Units hereunder, the General Partner shall amend Exhibit A attached hereto to reflect such issuance. Notwithstanding anything to the contrary contained in this Section 4.02(a), additional Partnership Interests issued to the General Partner or any Affiliate of the General Partner shall be in the same class and have the same rights as the Partnership Units issued to the UDR Partners pursuant to the Contribution Agreement and no Subsidiary of the Partnership shall issue any equity interest to the General Partner or any Affiliate of the General Partner (other than the Partnership).

(b)Certain Deemed Contributions of Proceeds of Issuance of Company Securities. If (i) the Company issues securities and contributes some or all the proceeds raised in connection with such issuance to the Partnership and (ii) the proceeds actually received and contributed by the Company to the Partnership are less than the Partnership’s share (as determined by the General Partner, in its sole and absolute discretion) of the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Company shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the Partnership’s share of the gross proceeds of such issuance that are contributed to the Partnership and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the issuance of additional Partnership Units to the Company for such Capital Contributions pursuant to Section 4.02(a). In any case in which the Company contributes less than all of the proceeds of such issuance to the Partnership, it shall be deemed to have contributed the gross proceeds of issuance of the number of units of the issued security (or the number of dollars of principal in the case of debt securities) equal to the quotient of the division of the amount of proceeds contributed by the net proceeds per unit (or per dollar), and the Partnership shall be deemed to have paid offering expenses equal to the product of such number of units (or dollars) times the per unit (or per dollar) offering expenses.

(c)Minimum Limited Partnership Interest. In the event that either a redemption pursuant to Section 8.05 or additional Capital Contributions by the General Partner and any UDR Partners would result in the Limited Partners (other than the UDR Partners), in the aggregate, owning less than the Minimum Limited Partnership Interest, the General Partner and the Limited Partners (other than the UDR Partners) shall form another partnership and contribute sufficient Limited Partnership Interests together with such other Limited Partners so that the Limited Partners (other than the UDR Partners), in the aggregate, own at least the Minimum Limited Partnership Interest.

4.03    Loans to the Partnership. If the General Partner determines that it is in the best interests of the Company and the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings or (ii) elect to have the Company or a Subsidiary or Subsidiaries of the Company loan such Additional Funds to the Partnership. The loans to the Partnership shall be in exchange for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue debt securities for less than fair market value (as determined in good faith by the General Partner) to any Person other than the General Partner or an Affiliate of the General Partner, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Company and the Partnership.

4.04    Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-l(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, or (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-l(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701 (g) of the Code) on the date of the revaluation.

4.05    Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.05, the Current Profits and Residual Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the several parts of the year (a) beginning on the first day of the year and ending on the next following Percentage Interest Adjustment Date, (b) beginning on the day following a Percentage Interest Adjustment Date and ending on the next following Percentage Interest Adjustment Date, and/or (c) beginning on the first day following the last Percentage Interest Adjustment Date occurring during the year and ending on the last day of the year, as may be appropriate, either (i) as if the taxable year had ended on the last day of each part or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Current Profits and Residual Profits and Losses for the taxable year in which the adjustment occurs. The allocation among the Partners of Current Profits and Residual Profits and Losses allocated to any part of the year shall be based on the Percentage Interests determined as of the first day of such part.

4.06    No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.07    Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.08    No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party; nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

5.01    Allocation of Current Profit and Residual Profit and Loss.

(a)Allocations of Current and Residual Profits. Current and Residual Profits for any fiscal year of the Partnership shall be allocated in the following order of priority:

(i)First, Current Profits shall be allocated to the Partners in proportion to the amount of cash distributed to each such Partner pursuant to Section 5.02(a), until such Partners have received cumulative allocations of Current Profits pursuant to this Section 5.01(a)(i) equal to the cumulative cash distributed to such Partners pursuant to Section 5.02(a);

(ii)Second, Residual Profits shall be allocated to the Partners in proportion to, and in the reverse order of, allocations of Residual Losses pursuant to Section 5.01(b)(i), (ii) and (iii), until the cumulative Residual Profits allocated to such Partners pursuant to this Section 5.01(a)(ii) equals the cumulative Residual Losses allocated to such Partners pursuant to Section 5.01(b)(i), (ii) and (iii); and

(iii)Thereafter, Residual Profits shall be allocated to the Partners (i) one percent (1%) to the Outside Partners in proportion to their respective Percentage Interests and (ii) ninety-nine percent (99%) to the UDR Partners in proportion to their respective Percentage Interests.

(b)Allocation of Residual Losses. Residual Losses for any fiscal year of the Partnership shall be allocated in the following order of priority:

(i)First, to the Partners (i) one percent (1%) to the Outside Partners in proportion to their respective Percentage Interests and (ii) ninety-nine percent (99%) to the UDR Partners in proportion to their positive Capital Account balances, until the positive Capital Account balances of the UDR Partners have been eliminated;

(ii)Second, to the Outside Partners in proportion to their positive Capital Account balances, until the positive Capital Account balances of the Outside Partners have been eliminated; and

Thereafter, to the General Partner.
(c)Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in a manner reasonably determined by the General Partner, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.7042(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be determined by the General Partner in its reasonable discretion.

(d)Qualified Income Offset. If a Limited Partner receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a negative balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such negative Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Limited Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.704-l(b) and Section 5.01(e), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(d).

(e)Capital Account Deficits. Residual Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Residual Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Residual Loss to the General Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), Current and Residual Profit shall be allocated to such Partner in an amount necessary to offset the Residual Loss previously allocated to such Partner under this Section 5.01(e).

(f)Curative Allocations. The allocations set forth in Sections 5.01(c), (d) and (e) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 5.01, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

(g)Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Current Profit and Residual Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Current Profit and Residual Profit and Loss between the transferor and the transferee Partner.

(h)Definition of Current Profit and Residual Profit and Loss.

(i) “Current Profit” shall mean, for any fiscal year, the net taxable income of the Partnership for such fiscal year, as determined for federal income tax purposes, as modified by Regulations Section 1.704-1(b)(2)(iv), except that “Current Profit”:

(A)shall not include:
(1)Items of income, gain and expense that are specially allocated pursuant to Section 5.01(c), 5.01(d), 5.01(e) and 5.01(f);

(2)Depreciation and amortization;

(3)Items of loss from the disposition of Partnership assets; and

(4)Deemed items of gain or loss described in the last sentence of Section 4.04;

(B)shall not exceed the amount necessary to match allocations under Section 5.01(a)(i) with distributions of cash under Section 5.02(a) and Section 5.03; and

(C)shall not be less than zero.

(ii) “Residual Profit” and “Residual Loss” shall mean, for any fiscal year, the net taxable income or loss, as the case may be, of the Partnership for such fiscal year, as determined for federal income tax purposes, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Residual Profit and Residual Loss shall not include:

(A)Items of income, gain and expense that are specially allocated pursuant to Section 5.01(c), 5.01(d), 5.01(e) and 5.01(f); and

(B)Any items included within the definition of Current Profit for such fiscal year.

(i)Allocations of Tax Items. All allocations of items income, gain, loss, and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in Section 5.01(a) through (g), except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704‑1(b)(4). Except as otherwise provided in the Tax Protection Agreement being entered into in connection with the Contribution Agreement, the General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code (including a method that may result in a Partner receiving a disproportionately larger share of the Partnership’s tax depreciation deductions) and such election shall be binding on all Partners.

(j)Timing, Etc. Current Profit, Residual Profit and Residual Loss of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of each such year. Except as otherwise provided in this Agreement, an allocation to a Partner of a share of Current Profit, Residual Profit or Residual Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Current Profit, Residual Profit or Residual Loss.

5.02    Distribution of Cash.

(a)Except as provided in Section 5.06, the General Partner shall be required to make distributions of Available Cash pursuant to Sections 5.02(a)(i) through (iv) on a quarterly basis to the Partners who are Partners on the Partnership Record Date with respect to such quarter. The amount and frequency of the distributions of Available Cash pursuant to

Section 5.02(a)(v) shall be determined by the General Partner in its sole discretion. Available Cash shall be distributed to the Partners in the following order of priority:

(i)First, if any Aggregate Unpaid Dividend Equivalent Amounts exists with respect to any Outside Partner, then, such Aggregate Unpaid Dividend Equivalent Amount shall be calculated separately with respect to each previous calendar quarter, and the amounts thereof shall distributed to the applicable Outside Partners, in the order in which such Aggregate Unpaid Dividend Equivalent Amounts have accrued (with the amounts attributable to the earliest calendar quarter being paid first and the amounts attributable to the most recent calendar quarter being paid last), in proportion to the Partners’ respective Percentage Interests of the Aggregate Unpaid Divided Equivalent Amounts attributable to each such calendar quarter;

(ii)Second, if any Aggregate Unpaid Dividend Equivalent Amounts exists with respect to any UDR Partner, then, such Aggregate Unpaid Dividend Equivalent Amount shall be calculated separately with respect to each previous calendar quarter, and the amounts thereof shall distributed to the applicable UDR Partner, in the order in which such Aggregate Unpaid Dividend Equivalent Amounts have accrued (with the amounts attributable to the earliest calendar quarter being paid first and the amounts attributable to the most recent calendar quarter being paid last), in proportion to the Partners’ respective Percentage Interests of the Aggregate Unpaid Divided Equivalent Amounts attributable to each such calendar quarter;

(iii)Third, for so long as the REIT Shares are Publicly Traded, to the Outside Partners in proportion to their respective Percentage Interests on the Partnership Record Date for the Current Period, until each Outside Partner has received an amount equal to its Dividend Equivalent for such Current Period;

(iv)Fourth, for so long as the REIT Shares are Publicly Traded, to the UDR Partners, in proportion to their respective Percentage Interests on the Partnership Record Date for the Current Period, until each UDR Partner has received an amount equal to its Dividend Equivalent for such Current Period;

(v)Fifth, (A) for so long as the REIT Shares are Publicly Traded, the remaining Available Cash, to the Partners as follows, pari passu: (i) one percent (1%) to the Outside Partners in proportion to their respective Percentage Interests on the Partnership Record Date, and (ii) ninety-nine percent (99%) to the UDR Partners in proportion to their respective Percentage Interests on the Partnership Record Date; and (B) at such time as the REIT Shares are not Publicly Traded, the remaining Available Cash, to the Partners in proportion to their respective Percentage Interests on the Partnership Record Date.

The amount and frequency of distributions of any cash other than Available Cash (including, without limitation, Capital Receipts) shall be determined by the General Partner in its sole discretion and, if distributed, such cash shall be distributed to the Partners in accordance with the provisions of clauses (i) through (v) of this Section 5.02(a) provided that distributions pursuant to clause (v) shall be made to the Partners in proportion to their respective Percentage Interests on the applicable record date for such distribution regardless of whether the REIT Shares are then Publicly Traded. If a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a REIT Record Date, the cash distribution attributable to such additional Partnership Interest for the Partnership Record Date following the issuance of such additional Partnership Interest shall be reduced in the proportion that the number of days that such additional Partnership Interest is held by such Partner bears to the number of days between such Partnership Record Date and the immediately preceding REIT Record Date.
(b)Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445, and 1446 of the Code. If the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or its assignee (including by reason of Section 1446 of the Code) and if the amount to be distributed to the Partner (the “Distributable Amount”) equals or exceeds the amount required to be withheld by the Partnership (the “Withheld Amount”), the Withheld Amount shall be treated as a distribution of cash to such Partner. If, however, the Distributable Amount is less than the Withheld Amount, no amount shall be distributed to the Partner, the Distributable Amount shall be treated as a distribution of cash to such Partner, and the excess of the Withheld Amount over the Distributable Amount shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such excess to a taxing authority. A Partnership Loan may be repaid, at the election of the General Partner in its sole and absolute discretion, either (i) through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee, or (ii) at any time more than twelve (12) months after a Partnership Loan arises, by cancellation of Partnership Units with a value equal to the unpaid balance of the Partnership Loan (including accrued interest). Any amounts treated as a Partnership Loan pursuant to this Section 5.02(b) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal (or an equivalent successor publication), or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership is deemed to extend the loan until such loan is repaid in full.

(c)In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

5.03    REIT Distribution Requirements. Notwithstanding anything to the contrary in this Agreement, the General Partner, if it is not able to borrow money from the Partnership, may cause the Partnership to distribute amounts sufficient to enable the Company to pay stockholder dividends that will allow the Company to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code; provided, however, that the amounts distributed by the Partnership to the Company pursuant to this Section 5.03 with respect to any quarterly or annual period shall not be disproportionately greater, in relation to the Company’s Gross Asset Value, than amounts distributed by United Dominion Realty, L.P. to the Company pursuant to substantially similar provisions of the limited partnership agreement of United Dominion Realty, L.P. in relation to its gross asset value. For the avoidance of doubt, such distributions may be paid to the Company and its Subsidiaries, to the extent necessary, prior to distributions being paid pursuant to Section 5.02(a), in which case such distributions, to the extent so paid, shall correspondingly (subject to this Section 5.03) be treated as advances against future distributions otherwise payable to the Company and its Subsidiaries pursuant to Section 5.02(a).

5.04    No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.05    Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets. The provisions of this Section 5.05 shall not be deemed to restrict the ability of the Partnership to pay the Cash Amount upon any exercise of the Redemption Right.

5.06    Distributions Upon Liquidation.

(a)Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets. Any distributions pursuant to this Section 5.06 shall be made by the end of the Partnership’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

(b)If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets, the General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be paid or distributed by the Partnership to creditors, if any, and then to the Limited Partners in accordance with Section 5.06(a). Such contribution by the General Partner shall be made by the end of the Partnership’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

(c)Except as expressly provided in Section 5.06(b), no Partner shall in any event have any obligation to restore to the Partnership a negative balance in its Capital Account following a liquidation of the Partnership.

5.07    Substantial Economic Effect. It is the intent of the Partners that the allocations of Current Profit and Residual Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

5.08    Restriction on Distributions to UDR Partners. Subject to the provisions of Section 5.03, during the Restricted Period, the Partnership shall not make any distribution of cash derived from Capital Receipts, or any in-kind distribution of any other assets of the Partnership to any UDR Partner or redeem any Partnership Interest held by a UDR Partner using Capital Receipts, and neither the Partnership nor any of its Subsidiaries shall purchase or otherwise acquire any Partnership Interest held by a UDR Partner during the Restricted Period using Capital Receipts, if and to the extent that, after giving effect to such distribution, redemption or acquisition, the Net Asset Value Ratio would be less than 2.0. Nothing contained in this Section 5.08 shall limit the funding by the Partnership of loans or other advances to a UDR Partner.

ARTICLE VI

RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

6.01    Management of the Partnership.

(a)Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement (including, without limitation, Sections 5.08 and 6.07), the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets, including, without limitation, equity interests in other REITs, mortgage loans and participations therein, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Company and the Partnership;

(ii)to construct buildings and make’ other improvements on the properties owned or leased by the Partnership;

(iii)to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)to borrow or lend money, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets; without limiting the foregoing, the General Partner shall be authorized on behalf of the Partnership to lend money to the Company or any Subsidiary thereof, on such terms, and with or without security, and to refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, all as the General Partner may determine to be necessary or appropriate or in the best interests of the business of the Company and the Partnership; provided that, during the Restricted Period, the General Partner shall not have authority to cause the Partnership nor any Subsidiary thereof to, and none of the Partnership nor any of its Subsidiaries shall, increase the Indebtedness of the Partnership or its Subsidiaries, issue any Partnership Interests of the Partnership having a preference over the Partnership Units issued to the Outside Partners under the Contribution Agreement or any equity interests of a Subsidiary of the Partnership that have a preference over the interests in such Subsidiary held by the Partnership (directly or indirectly), if, after giving effect to the incurrence of such Indebtedness or the issuance of such preferred Partnership Interests or preferred equity interests, the Net Asset Value Ratio would be less than 2.0, it being understood that nothing contained in this proviso shall limit the authority of the General Partner to cause the Partnership or any Subsidiary thereof to incur Indebtedness in an amount necessary to repay or prepay any then-existing Indebtedness of the Partnership or any Subsidiary thereof or to comply with the obligations of the Partnership under the Tax Protection Agreement (as defined in the Contribution Agreement);

(v)to guarantee or become a co-maker of indebtedness of the Company or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vi)to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the Company, the Partnership, or any Subsidiary of either to third parties or to the Company as set forth in this Agreement;

(vii)to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(viii)to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(ix)to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(x)to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xi)to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xii)to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiii)to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to engage legal counsel, accountants, consultants, real estate brokers, and other professionals, as the General Partner may deem necessary or appropriate in connection with the Partnership business, on such terms (including provisions for compensation and eligibility to participate in employee benefit plans, stock option plans and similar plans funded by the Partnership) as the General Partner may deem reasonable and proper;

(xiv)to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xv)to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvi)to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xvii)to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xviii)to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xix)to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xx)subject to Article XI, to merge, consolidate or combine the Partnership with or into another Person;

(xxi)subject to Article XI, at the sole option and election of the General Partner, to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxii)to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.02    Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.03    Indemnification and Exculpation of Indemnitees.

(a)The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

(b)The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(f)In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

6.04    Liability of the General Partner.

(a)Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the Company and the Company’s stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In any case in which the General Partner determines in good faith that the interests of the Limited Partners and the General Partner’s stockholders may conflict, the Limited Partners further acknowledge and agree that the General Partner shall be deemed to have discharged its fiduciary duties to the Limited Partners by discharging such duties to the General Partner’s stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with any such decisions, provided that the General Partner has acted in good faith.

(c)Subject to its obligations and duties as General Partner set forth in Section 6.01, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) subject to the limitations set forth in Section 5.03, to prevent the Company from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.05    Partnership Expenses. In addition to the expenses that are directly attributable to the Partnership, the Partnership shall pay the REIT Expenses that are allocable to the Partnership. The General Partner, in its sole and absolute discretion, shall determine what portion of the REIT Expenses are allocable to the Partnership. If any REIT Expenses determined by the General Partner to be allocable to the Partnership are paid by the General Partner, the General Partner shall be reimbursed by the Partnership therefor.

6.06    Outside Activities. The Partners and any officer, director, employee, agent, trustee, Affiliate, Subsidiary, or stockholder of any Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the Partners shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Partner, even if such opportunity is of a character which, if presented to the Partnership or any Partner, could be taken by such Person.

6.07    Employment or Retention of Affiliates.

(a)Any Affiliate of the General Partner may be employed or retained by the Partnership or any of its Subsidiaries and may otherwise deal with the Partnership or any of its Subsidiaries (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership or any of its Subsidiaries any compensation, price, or other payment therefor, and the Partnership and its Subsidiaries may make loans to, incur Indebtedness to, guarantee the Indebtedness or other obligations of, or enter into any other transaction with the General Partner and its Affiliates, upon terms that the General Partner determines in good faith to be fair and reasonable.

(b)The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

6.08    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.

ARTICLE VII

CHANGES IN GENERAL PARTNER AND THE COMPANY

7.01    Transfer of a General Partner’s Partnership Interest; Transactions Involving the Company.

(a)Except as provided in Section 7.01(c), 7.01(d) or 7.03(a), a General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner.

(b)Except as provided in Section 7.01(c) or 7.01(d), the General Partner (or all General Partners if at any time there are two or more General Partners) and the UDR Partners will at all times own in the aggregate at least a 1% Percentage Interest.

(c)Except as otherwise provided in Section 7.01(d), the Company shall not merge, consolidate or otherwise combine with or into another Person or sell all or substantially all of its assets (other than in connection with a change in the Company’s state of incorporation or organizational form) (a “Transaction”), unless one of the following conditions is met:

(i)the consent of Limited Partners (other than the Company or any Subsidiary of the Company) holding more than 50% of the Percentage Interests of the Limited Partners (other than those held by the Company or any Subsidiary of the Company) is obtained;

(ii)the Transaction also includes a merger, consolidation or combination of the Partnership or sale of substantially all of the assets of the Partnership or other transaction as a result of which all Limited Partners (other than the Company or any Subsidiary) will receive for each Partnership Unit an amount of cash, securities, or other property (or a partnership interest or other security readily convertible into such cash, securities, or other property) no less than the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) paid in the Transaction in consideration for REIT Shares, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50 percent of the outstanding REIT Shares, all Limited Partners (other than the Company or any Subsidiary) will receive no less than the amount of cash and the fair market value of securities or other consideration that they would have received had they (A) exercised their Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the

REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer;

(iii)the Company is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the Company or any Subsidiary) receive an amount of cash, securities, or other property (expressed as an amount per Partnership Unit) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares; or

(iv)the Company merges, consolidates, or combines with or into another entity and, immediately after such merger, (A) substantially all of the assets of the surviving entity, other than Partnership Units and the ownership interests in any wholly-owned Subsidiaries held by the Company, are contributed to the Partnership as a Capital Contribution in exchange for Partnership units with a fair market value equal to the value of the assets so contributed as determined pursuant to Section 704(b) of the Code, (B) any successor or surviving entity expressly agrees to assume all obligations of the Company hereunder, and (C) the Conversion Factor is adjusted appropriately to reflect the ratio at which REIT Shares are converted into shares of the surviving entity.

The General Partner shall give the Limited Partners notice of any Transaction at least 20 business days prior to the effective date of such Transaction, provided, however, that the General Partner need not give any such notice prior to the date on which the holders of REIT Shares are first notified of such Transaction by the Company.
(d)Notwithstanding Sections 7.01(a), 7.01(b) and 7.01(c),

(i)a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii)the Company may engage in a Transaction not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares and the General Partner shall not be required to give notice to the Limited Partners of any such Transaction as provided by Section 7.01(c).

(e)Notwithstanding Sections 7.01(a), 7.01(b), 7.01(c), and 7.01(d), the Company shall not engage in any transaction, other than a Transaction that complies with the requirements of Section 7.01(c), that results in the Company no longer being the General Partner Entity.

7.02    Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 in connection with such admission shall have been performed;

(b)if the Person to be admitted as a substitute or additional General Partner is a corporation, a partnership, a limited liability company or other entity it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel in any state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, and that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.03    Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a)Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of the Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.04    Removal of a General Partner.

(a)Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b)If a General Partner has been removed pursuant to this Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership (i) to the substitute General Partner approved by the Limited Partners in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the General Partner and a majority in interest of the Limited Partners each shall select an appraiser, each of which appraisers shall complete an appraisal of the fair market value of the General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c)The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner, providing, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expenses, gains, losses, distributions or allocations, as the case may be, payable or allocable to the Limited Partners as such. Instead, such removed General Partner shall receive and be entitled to retain only distributions or allocations of such items which it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

(d)All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section 7.04.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.01    Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.02    Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file and record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.03    Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership. Notwithstanding the foregoing provisions of this Section 8.03, a Limited Partner shall be liable to the Partnership or to its lenders to the extent set forth in any guarantee of Partnership debt or in any agreement to contribute capital to the Partnership in connection with any Partnership debt, in each case only to the extent so agreed by such Limited Partner in such guarantee or contribution agreement and consented to by the General Partner.

8.04    Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

8.05    Redemption Right.

(a)Subject to Sections 8.05(b), 8.05(c), 8.05(d), and 8.05(e), and the provisions of any agreement between the Partnership and any Limited Partner with respect to

Partnership Units held by such Limited Partners, such Limited Partner, but not any UDR Partner other than a Unit Purchasing UDR Partner, shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date, all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership, provided, that such Partnership Units (other than the Partnership Units acquired from a decedent) shall have been outstanding for at least one year. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the “Redeeming Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.05(b); and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. Except as otherwise provided in Section 8.05(h), the Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)Notwithstanding the provisions of Section 8.05(a) and subject to Section 8.06, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion but subject to the last sentence of this subsection (b), elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If, unless prohibited by the provisions of Section 8.06, the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 8.05(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption. Such notice shall indicate whether the General Partner will pay the Cash Amount or the REIT Shares Amount. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to this Section 8.05(b), the General Partner shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.05(b), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of such Redemption Right (unless the General Partner shall default in its obligation to deliver the REIT Shares Amount), and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner’s Partnership Units to the General Partner. Each Redeeming Partner agrees to execute such documents as the Partnership may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

(c)Notwithstanding the provisions of Section 8.05(a) and 8.05(b), a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the Company pursuant to Section 8.05(b) (regardless of whether or not the Company would in fact exercise its rights under Section 8.05(b)) would (i) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (ii) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company’s, the Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (iv) in the good faith opinion of the Board of Directors of the Company, otherwise disqualify the Company as a REIT, or (v) in the opinion of counsel for the Company, constitute or result in a violation of Section 5 of the Securities Act, or cause the acquisition of REIT Shares by such Partner to be “integrated” with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act. The Company, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 8.05(c); provided, however, that in the event such restriction is waived, the Redeeming Partner shall be paid the Cash Amount by the Partnership.

(d)Any Cash Amount to be paid by the Partnership to a Redeeming Partner pursuant to Section 8.05(a), and any Cash Amount or REIT Shares Amount to be paid by the General Partner to a Redeeming Partner pursuant to Section 8.05(b), shall be paid within 20 Business Days after the initial date of receipt by the General Partner of the Notice of Redemption relating to the Partnership Units to be redeemed; provided, however, that such 20 Business Day period may be extended for up to an additional 180-day period to the extent required for the Company to issue and sell securities the proceeds of which will be contributed to the Partnership to provide cash for payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible.

(e)Notwithstanding any other provision of this Agreement, the General Partner may place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary, at the sole option and election of the General Partner, to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, such restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

(f)The Conversion Factor shall be adjusted from time to time as follows:

(i)In the event that the Company (A) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (B) subdivides its outstanding REIT Shares, or (C) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date; provided, however, that notwithstanding the foregoing, if the Company declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares (including a dividend in which stockholders may elect to receive all or a portion of such dividend in cash (other than pursuant to a dividend reinvestment program)), no adjustment shall be made if, promptly thereafter, with respect to any dividend or distribution with respect to REIT Shares, the Partnership pays a distribution with respect to each Partnership Unit consisting of a number of Partnership Units (or fraction thereof) equal to the product of (i) the quotient obtained by dividing (a) the aggregate number of REIT Shares paid by the Company as a dividend to all stockholders, by (b) the aggregate number of REIT Shares outstanding as of the close of business on the record date for such dividend, and (ii) the number of REIT Shares for which such Partnership Unit is then redeemable pursuant to Section 8.05.

(ii)In the event that the Company declares or pays a dividend or other distribution on its outstanding REIT Shares (other than (a) ordinary cash dividends or (b) dividends payable in REIT Shares that give rise to an adjustment in the Conversion Factor under subsection (i) hereof) and the Value of the REIT Shares on the first (1st) trading day following the record date (“Record Date”) for such dividend or distribution (the “Post-Distribution Value”) is less than the Value of the REIT Shares on the Business Day immediately preceding such Record Date (the “Pre-Distribution Value”), then the Conversion Factor in effect after the Record Date shall be adjusted by multiplying the Conversion Factor in effect prior to the Record Date by a fraction, the numerator of which is the Pre-Distribution Value and the denominator of which is the Post-Distribution Value, provided. however, that no adjustment shall be made if (a) with respect to any cash dividend or distribution with respect to REIT shares, the Partnership distributes with respect to each Partnership Unit an amount equal to the amount of such dividend or distribution multiplied by the Conversion Factor or (b) with respect to any dividend or distribution of securities or property other than cash, the Partnership distributes with respect to each Partnership Unit an amount of securities or other property equal to the amount distributed with respect to each REIT share multiplied by the Conversion Ratio or a partnership interest or other security readily convertible into such securities or other property.

(iii)Any adjustment to the Conversion Factor shall become effective immediately after the effective date of any of the events described in subsections (i) and (ii), retroactive to the record date, if any, for such event, provided, however, that if the Partnership receives Notice of Redemption after the record date, but prior to the payment date or effective date, of any dividend, distribution, subdivision or combination referred to in subsection (i) or (ii), the Conversion Factor shall be determined as if the Company had received the Notice of Exchange immediately prior to the record date for such dividend, distribution, subdivision or combination.

(iv)If the Company or any other entity shall cease to be the General Partner Entity (the “Predecessor Entity”) in a Transaction that complies with the requirements of Section 7.01(c) and another entity that is a real estate investment trust whose common stock is Publicly Traded shall become the General Partner Entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one share of common stock of the Predecessor Entity, determined as of the date when the Successor Entity becomes the General Partner Entity, and the denominator of which is the Value of one share of common stock of the Successor Entity, determined as of that same date, except in any case where substantially concurrently with the consummation of such Transaction the Partnership shall merge with a successor entity that is affiliated with the Successor Entity in accordance with the provisions of Section 7.01(c) and the Outside Partners shall be entitled to receive in connection with such merger interests or units in such successor entity with respect to which the Outside Partners have rights of redemption in which the value of each such interest or unit to be redeemed shall be determined in a manner that is calculated by reference to the value of one share of the Publicly Traded common stock of the Successor Entity, in which case the Conversion Factor shall thereafter be 1.0 until such time as it may be adjusted pursuant to this Section 8.05(f). If any shareholders of the Predecessor Entity will receive consideration in connection with the Transaction in which the Successor Entity becomes the General Partner Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one share of common stock of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the General Partner) of any securities and other consideration that the holder of one share of common stock of the Predecessor Entity could have received in such Transaction (determined without regard to any provisions governing fractional shares).

8.06    Requirement that REIT Shares be Publicly Traded; Securities Act Registration of REIT Shares. The General Partner shall not be entitled to acquire a Redeeming Partner’s Partnership Units by paying to such Partner the REIT Shares Amount unless there are REIT Shares, as defined, that are Publicly Traded. The REIT Shares issued to the Redeeming Partner if and to the extent provided in the Registration Rights Agreement (if any) applicable to such Redeeming Partner shall be registered under the Securities Act and/or entitled to rights to Securities Act registration.

ARTICLE IX

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.01    Purchase for Investment.

(a)Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b)Each Limited Partner agrees that such Limited Partner will not sell, assign or otherwise transfer such Limited Partner’s Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.02    Restrictions on Transfer of Limited Partnership Interests.

(a)Except as otherwise provided in this Article IX, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer his Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner, provided that the General Partner shall not unreasonably withhold its consent to a Transfer by a Limited Partner to a Limited Transferee. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(c)No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of counsel for the Partnership, the Transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of counsel for the Partnership, the Transfer would adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, or such Transfer otherwise would create, in the opinion of counsel to the Partnership, a material risk that the Partnership would be treated as a “publicly traded partnership” under Section 7704 of the Code.

(d)No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(e)Section 9.02(a) shall not apply to any Transfer by a Limited Partner pursuant to the exercise of its Redemption Right under Section 8.05 hereof.

(f)Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(g)Notwithstanding Section 9.02(a), but subject to Sections 9.02(b), (c), and (d), a Limited Partner may transfer, with or without the consent of the General Partner, all or a portion of its Limited Partnership Interest (i) in the case of a Limited Partner who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family, (ii) in the case of a Limited Partner which is a trust, to the beneficiaries of such trust, (iii) pursuant to applicable laws of descent or distribution, (iv) to another Limited Partner, and (v) pursuant to a grant of security interest or other encumbrance thereof effectuated in a bona fide pledge transaction with a bona fide financial institution as a result of the exercise of remedies related thereto, subject to the provisions of Section 9.02(d) hereof. . A trust or other entity will be considered formed “for the benefit” of a Limited Partner’s Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity. As used herein, the term “Immediate Family” means with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers, and sisters.

9.03    Admission of Substitute Limited Partner.

(a)Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

(i)The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii)To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii)The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) and the agreement set forth in Section 9.01(b).

(iv)If the assignee is a corporation, partnership, limited liability company or other entity, or a trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v)The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02.

(vi)The assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii)The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion, unless under Section 9.02(g) the consent of the General Partner is not required under Section 9.02(a), in which case the consent of the General Partner under this Section 9.03(a)(vii) shall not be required provided that the other applicable conditions to such transfer have been satisfied.

(b)For the purpose of allocating Current Profits and Residual Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

9.04    Rights of Assignees of Partnership Interests.

(a)Subject to the provisions of Sections 9.01 and 9.02, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

(c)The General Partner shall have the right, in its sole and absolute discretion, to redeem the Limited Partnership Interest assigned by any Limited Partner (an “Assigning Limited Partner”) to any person who does not, within 20 business days following the date of such assignment, become a Substitute Limited Partner (an “Assignee”). In such case, the Assigning Limited Partner and the Assignee shall be deemed to have tendered irrevocably to the General Partner a Notice of Redemption with respect to all of the Limited Partnership Interest assigned.

9.05    Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.06    Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE X

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.01    Books and Records. At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.02    Custody of Partnership Funds; Bank Accounts.

(a)All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

10.03    Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

10.04    Annual Tax Information and Report. Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

10.05    Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a)The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b)All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion, subject to any restrictions thereon set forth in the Tax Protection Agreement being entered into in connection with the Contribution Agreement.

(c)In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties, subject to the restrictions thereon set forth in Section 5.2 of the Tax Protection Agreement being entered into in connection with the Contribution Agreement. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

10.06    Reports to Limited Partners.

(a)As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner consolidated financial statements of the Company, containing the condensed income statement and balance sheet of the Partnership, for such fiscal quarter, presented in accordance with GAAP, provided that such financial statements shall not contain footnotes and other presentation items with respect to the Partnership and will be subject to normal year-end adjustments.

(b)As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner (i) the audited consolidated financial statements of the Company for such fiscal year, presented in accordance with GAAP containing the condensed income statement and balance sheet of the Partnership, (ii) a schedule with property-level information specifying with respect to each property owned by the Partnership the type of community, location, number of units, gross value, debt, equity, loan-to-value ratio, occupancy and average monthly revenue per unit, and (iii) a certificate of the General Partner certifying that the Net Asset Value Ratio has not been less than 2.0 in breach of Sections 5.08 or 6.01(a)(iv).

(c)Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours and on at least 10 business days’ prior written notice.

ARTICLE XI

AMENDMENT OF AGREEMENT; MERGER; NOTICE

11.01    Amendment of Agreement; Merger. The General Partner’s consent shall be required for any amendment to the Agreement or any merger, consolidation or combination of the Partnership. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or cause the Partnership to merge, consolidate or combine with or into any other partnership, limited partnership, limited liability company or corporation as contemplated in Section 7.01(c) or (d) hereof; provided, however, that the following amendments (including any amendment effected in connection with a merger of the Partnership regardless of whether the Partnership is the surviving entity in such merger) and any other such merger, consolidation or combination of the Partnership (a “Merger”) shall require the consent of Limited Partners (other than the Company or any Subsidiary of the Company) holding more than 50% of the Percentage Interests of the Limited Partners (other than the Company or any Subsidiary of the Company):

(a)any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as provided in Sections 7.01(c) or 8.05(e)) in a manner adverse to the Limited Partners;

(b)any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02;

(c)any amendment that would alter the Partnership’s allocations of Current Profit and Residual Profit and Loss to the Limited Partners, other than (i) with respect to the issuance of additional Partnership Units pursuant to Section 4.02 or (ii) if the General Partner determines it necessary or advisable to amend such provisions to conform to the intended economic or tax consequences of such provisions; or

(d)any amendment to, or that would adversely affect the rights of the Outside Partners under, Section 4.02(a), 5.02(a), 5.03, 5.08 (including the defined terms used therein), the proviso at the end of Section 6.01(a)(iv) (including the defined terms used therein), 6.07(a), or 7.01, or this Article XI.

The consent of each Limited Partner shall be required for any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.
11.02    Notice to Limited Partners. The General Partner shall notify the Limited Partners of the substance of any amendment or Merger requiring the consent of the Limited Partners pursuant to Section 11.01 at least 20 business days prior to the effective date of such amendment or Merger.

ARTICLE XII

GENERAL PROVISIONS

12.01    Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

12.02    Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.03    Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.04    Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.05    Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.06    Rules of Construction. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require. Unless the context otherwise indicates, references to particular Articles and Sections are references to Articles and Sections of this Agreement.

12.07    Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.08    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.09    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the General Partner and Limited Partners identified below have affixed their signatures to this Agreement of Limited Partnership, as of October 5, 2015 to witness and evidence its adoption pursuant to the provisions of Section 17-211(g) of the Act.

GERNERAL PARTNER:

UDR, INC. a Maryland corporation

By:	/s/ Warren L. Troupe
Warren L. Troupe,
Senior Executive Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

LIMITED PARTNERS:

UDR, INC.
a Maryland corporation

By:	/s/ Warren L. Troupe
Warren L. Troupe,
Senior Executive Vice President

UNITED DOMINION REALTY, L.P.,
a Delaware limited partnership

By:	UDR, INC.,
a Maryland corporation,
its General Partner

	By:	/s/ Warren L. Troupe
Warren L. Troupe
Senior Executive Vice President

UDR TEXAS PROPERTIES LLC,
a Delaware limited liability company

By:	UDR, INC.,
a Maryland corporation,
its General Partner

	By:	/s/ Warren L. Troupe
Warren L. Troupe
Senior Executive Vice President

2

EXHIBIT A

A-1

EXHIBIT B
NOTICE OF EXERCISE OF REDEMPTION RIGHT
In accordance with Section 8.05 of the Agreement of Limited Partnership (the “Agreement”) of UDR Lighthouse DownREIT L.P., the undersigned hereby irrevocably (i) presents for redemption _____________ Partnership Units in UDR Lighthouse DownREIT L.P., in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.05 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.
Dated: _________________, ____
Name of Limited Partner:

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:
Please insert social security or identifying number:

B-1

FIRST AMENDMENT TO THE
AGREEMENT OF
LIMITED PARTNERSHIP OF UDR LIGHTHOUSE DOWNREIT L.P.
This First Amendment to the Agreement of Limited Partnership of UDR Lighthouse DownREIT L.P. dated as of October 6, 2015 (this “Amendment”), is being executed by UDR, Inc., a Maryland corporation (the “Company”), as the general partner of UDR Lighthouse DownREIT L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred upon the General Partner by Section 11.01 of the Agreement of Limited Partnership of UDR Lighthouse DownREIT L.P., dated as of October 5, 2015, as amended and/or supplemented from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.
WHEREAS, Home Properties, L.P. has contributed certain property to the Partnership in exchange for Partnership Units, and the General Partner desires to enter into this Amendment to memorialize the Partnership Units issued to Home Properties, L.P.
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
(1)The Agreement is hereby amended by deleting in its entirety Exhibit A attached to the Agreement and replacing and substituting in lieu thereof Exhibit A attached hereto, which shall be attached to and made a part of the Agreement.

(2)Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

(3)This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signature appears on next page.]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

UDR, INC.,
a Maryland corporation

By: /s/ Warren L. Troupe
Warren L. Troupe
Senior Executive Vice President

SECOND AMENDMENT TO THE
AGREEMENT OF
LIMITED PARTNERSHIP OF UDR LIGHTHOUSE DOWNREIT L.P.
This Second Amendment to the Agreement of Limited Partnership of UDR Lighthouse DownREIT, L.P. dated as of October 6, 2015 (this “Amendment”), is being executed by UDR, Inc., a Maryland corporation (the “Company”), as the general partner of UDR Lighthouse DownREIT L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred upon the General Partner by Section 11.01 of the Agreement of Limited Partnership of UDR Lighthouse DownREIT, L.P., dated as of October 5, 2015, as amended by the First Amendment thereto, dated as of October 6, 2015, and as further amended and/or supplemented from time to time (the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.
WHEREAS, Home Properties, L.P., a Limited Partner, has transferred and assigned certain Partnership Units previously issued to it to the Redeeming Partnership Unitholders (as defined in the Contribution Agreement) and has delivered notice of such assignment to the Partnership; and
WHEREAS, the General Partner desires to enter into this Amendment to memorialize the transfer and assignment of the Partnership Units by Home Properties, L.P. to the Redeeming Partnership Unitholders.
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
(1)The Agreement is hereby amended by deleting in its entirety Exhibit A attached to the Agreement and replacing and substituting in lieu thereof Exhibit A attached hereto, which shall be attached and made a part of the Agreement.

(2)The General Partner hereby waives any and all requirements of Section 9.02 of the Agreement in connection with the transfer of the Partnership Units by Home Properties, L.P. to the Redeeming Partnership Unitholders listed on Schedule 1 attached to the replacement Exhibit A attached hereto. The General Partner further agrees that each Redeeming Partnership Unitholder to whom Home Properties, L.P. has transferred Partnership Units as listed on Schedule 1 attached to replacement Exhibit A attached hereto is admitted as a Limited Partner, in substitution for Home Properties, L.P. with respect to those Partnership Units.

(3)Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

(4)This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

UDR, INC. a Maryland corporation
By: /s/ Warren L. Troupe
Warren L. Troupe
Senior Executive Vice President

THIRD AMENDMENT TO THE
AGREEMENT OF
LIMITED PARTNERSHIP OF UDR LIGHTHOUSE DOWNREIT L.P.
This Third Amendment to the Agreement of Limited Partnership of UDR Lighthouse DownREIT L.P. dated as of October 8, 2015 (this “Amendment”), is being executed by UDR, Inc., a Maryland corporation (the “Company”), as the general partner of UDR Lighthouse DownREIT L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred upon the General Partner by Section 11.01 of the Agreement of Limited Partnership of UDR Lighthouse DownREIT L.P., dated as of October 5, 2015, as amended by the First Amendment thereto, dated as of October 6, 2015 (the “First Amendment”), and the Second Amendment thereto, dated as of October 6, 2015 (the “Second Amendment”), and as further amended and/or supplemented from time to time (the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.
WHEREAS, the Partnership has issued certain Partnership Units to Home Properties, L.P. as memorialized in the First Amendment, and Home Properties, L.P. has transferred and assigned certain of such Partnership Units to the Redeeming Partnership Unitholders (as defined in the Contribution Agreement) as memorialized in the Second Amendment; and
WHEREAS, the Company has acquired from Home Properties, L.P. all of the remaining Partnership Units held in the name of Home Properties, L.P.; and
WHEREAS, the General Partner desires to enter into this Amendment to memorialize the acquisition by the Company of such Partnership Units from Home Properties, L.P.
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
(1)The Agreement is hereby amended by deleting in its entirety Exhibit A attached to the Agreement and replacing and substituting in lieu thereof Exhibit A attached hereto, which shall be attached to and made a part of the Agreement.

(2)The General Partner hereby waives any and all requirements of Section 9.02 in connection with the transfer of the Partnership Units by Home Properties, L.P. to the Company. The General Partner further agrees that the Company is admitted as a Limited Partner, in substitution for Home Properties, L.P., with respect to those Partnership Units.

(3)Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

(4)This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
[Signatures appear on next page.]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.
UDR, INC.,
a Maryland corporation

By: /s/ Warren L. Troupe
Warren L. Troupe
Senior Executive Vice President